Exhibit 99.1   Press Release

DEERFIELD BEACH, Fla., July 21, 2016 (GLOBE NEWSWIRE) -- Capstone Companies, Inc. (OTC:CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, today announced the effective date of the previously announced 1-for-15 reverse split of common stock.  The Company has also announced that it plans to list its common stock on the OTCQB Venture Market Exchange, effective August 22, 2016.

Stewart Wallach, Capstone's President and CEO commented, "These are important steps in our strategy to broaden our exposure to the investing community and enable us to communicate our promising growth trajectory and strengthening financial performance to a larger audience.  With the reverse stock split our expanding earnings will be significantly more obvious on a per share basis.  We believe this will result in greater interest in our exciting story.

"By up-listing from the OTC Pink and onto the OTCQB Venture Market, investors can have confidence in Capstone because we must meet the strict listing standards of the OTCQB. We believe that the reverse split and subsequent up-listing will ultimately draw more eyes to our strong fundamentals and prospects for top- and bottom-line growth."
The previously announced 1-for-15 reverse stock split will become effective at the opening of trading on Monday, July 25, 2016, when its common stock will begin trading on a post-split basis.  The reverse split will reduce the number of Capstone's common shares outstanding from 722.0 million shares to 48.1 million shares, and the share price as of the closing of trading on Friday, July 22, 2016 will be proportionally adjusted upwards.

Market capitalization does not change as a result of this reverse split. On the effective date of the reverse split, every 15 shares of issued and outstanding common stock will be converted into one new share of common stock, which will be assigned a new CUSIP.  Capstone will retain its ticker symbol, "CAPC."  Fractional shares resulting from the reverse split will be rounded up to the nearest whole share.  Shares of Capstone's common stock will trade with a "D" appended to its ticker for 20 trading days following the split to signify that the split has occurred.

Capstone has received approval from the OTC Markets, pending the receipt of listing fees, for its common stock to be up-listed to the OTCQB Venture Market exchange.  A critical requirement for approval to be listed on the OTCQB Venture Market is that the issuer be current with its financial disclosures with the Securities and Exchange Commission, which Capstone has been for several years.

Shareholders of record will not be required to take any action in connection with the reverse split and will see the impact of the reverse split automatically reflected in their accounts on the effective date.  There will be no change to the voting power or percentage of total ownership of any stockholder as a result of the reverse split.

FORWARD-LOOKING STATEMENTS:
This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words.  These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URLs are not incorporated into this press release.

For more information, contact

Company:
Aimee Gaudet
Corporate Secretary
(954) 570-8889, ext. 313

Investor Relations:
Garett Gough, Kei Advisors LLC
(716) 846-1352
ggough@keiadvisors.com